UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2011
Date of Report (Date of Earliest Event Reported)

ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2011, the Board of Directors (the “Board”) of Itron, Inc. (“Itron” or the “Company”) appointed LeRoy D. Nosbaum as the Company's President and Chief Executive Officer effective August 31, 2011. Mr. Nosbaum succeeds Malcolm Unsworth who has retired as President and Chief Executive Officer and as a director of Itron. Mr. Nosbaum was also elected to the Board to fill the vacancy created by Mr. Unsworth's retirement.

Mr. Nosbaum, age 65, served as the Company's Chief Executive Officer from 2000 until his retirement in March 2009. Mr. Nosbaum also served as a director on the Company's Board from 2000 to December 2009, acting as the Chairman of the Board from 2000 to March 2009, and as Executive Chairman of the Board from April 2009 to December 2009. Mr. Nosbaum originally joined the Company in 1996 and had executive responsibilities for manufacturing, product development, operations, and marketing before he was promoted to Chief Executive Officer. Before joining Itron, Mr. Nosbaum was executive vice president and general manager of Metricom, Inc.'s UtiliNet Division. Prior to joining Metricom, he was employed by Schlumberger, Ltd., a company whose electric metering division was acquired by Itron in 2004. Mr. Nosbaum is a director of Esterline Technologies Corporation and Quanex Building Products Corporation, both NYSE listed companies.

On August 31, 2011, the Company entered into an employment arrangement with Mr. Nosbaum that includes the following material provisions:

•	Mr. Nosbaum commits to remain as the Company's President and Chief Executive Officer for a period of two years or until a successor has been appointed.

•	Mr. Nosbaum will be paid an annual base salary of $1,500,000.

•
Mr. Nosbaum has been granted a restricted stock unit (“RSU”) award for the number of shares of the Company's common stock equal to a value of $1,000,000 based on the closing share price of the Company's common stock on the NASDAQ Global Select Market on August 31, 2011. The RSU award will vest in full one year from the grant date.

•
Mr. Nosbaum has been granted an option to purchase 25,000 shares of the Company's common stock at an exercise price to be determined based on the closing share price of the Company's common stock on the NASDAQ Global Select Market on August 31, 2011. The option will vest in full the earlier of (a) two years from the date of grant or (b) termination of Mr. Nosbaum's employment by the Company without cause, or Mr. Nosbaum's retirement from the Company upon the appointment of his successor.

In connection with his employment, the Company entered into an indemnification agreement with Mr. Nosbaum with terms that are substantially the same as those in the form of agreement filed as an exhibit to the Company's Annual Report on Form 10-K filed on March 30, 2000 and a Confidential Information Inventions and Noncompetition Agreement with terms that are substantially the same as those entered into with generally all salaried employees. The Company did not enter into a Change in Control Agreement with Mr. Nosbaum.

The foregoing description of Mr. Nosbaum's employment arrangement is qualified in its entirety by reference to the full text of Mr. Nosbaum's offer letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There are no related person transactions or other information related to Mr. Nosbaum that are required to be disclosed pursuant to section 404(a) of Regulation S-K of the Securities Exchange Act of 1934.

On September 7, 2011, the Company entered into a separation agreement with Mr. Unsworth that includes the following material provisions:

•	Mr. Unsworth will receive payments totaling $772,500, payable in monthly installments beginning September 30, 2011, less legally required and authorized withholdings.

•
Mr. Unsworth's equity awards granted under the Company's stock incentive plans will be treated as appropriate in light of his retirement from the Company in accordance with the terms of the applicable stock incentive plans and agreements underlying the equity awards.

•
Mr. Unsworth will receive payment on a pro-rata basis for the amount, if any, he would have otherwise been entitled under the Company's bonus and incentive plans in light of his retirement from the Company.

•	For a period of one year after August 31, 2011, Mr. Unsworth agrees to certain nonsolicitation and noncompetition provisions.

•	Mr. Unsworth releases the Company against any claims that relate to his employment with the Company.

The foregoing description of Mr. Unsworth's separation agreement is qualified in its entirety by reference to the full text of Mr. Unsworth's separation agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

The press release announcing matters relating to the information herein is attached hereto as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 31, 2011, the Board amended (the “Amendment”) the Company's Amended and Restated Bylaws (the “Bylaws”), effective immediately, Section 3.2 of the Bylaws to provide that the size of the Board may be set by amendment to the Bylaws or by resolution of the Board or shareholders, provided that, any resolution of shareholders amending the Bylaws or establishing the size of the Board must be approved by the affirmative vote of at least two-thirds of the outstanding shares entitled to vote on such resolutions. Further, the Amendment amends Section 11 of the Bylaws to provide that any amendment to change or eliminate a specified vote requirement of shareholders provided for in the Bylaws must be approved by the same vote as the specified vote requirement proposed to be amended. In addition, the Amendment adds a new Section 12 of the Bylaws to provide that the Superior Court of Spokane County of the State of Washington will be the sole and exclusive forum to adjudicate certain intra-corporate matters.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

3.2	Amended and Restated Bylaws of Itron, Inc., as amended effective August 31, 2011.
10.1	Offer Letter, dated as of August 31, 2011, between Itron, Inc. and LeRoy D. Nosbaum.
10.2	Separation Agreement, dated as of September 7, 2011, between Itron, Inc. and Malcolm Unsworth.
99.1	Press Release dated August 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

Dated:	September 7, 2011	By:	/s/ John W. Holleran
John W. Holleran
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.2	Amended and Restated Bylaws of Itron, Inc., as amended effective August 31, 2011.
10.1	Offer Letter, dated as of August 31, 2011, between Itron, Inc. and LeRoy D. Nosbaum.
10.2	Separation Agreement, dated as of September 7, 2011, between Itron, Inc. and Malcolm Unsworth.
99.1	Press Release dated August 31, 2011.